AMENDMENT TO AMENDED AND RESTATED
             ADMINISTRATION AGREEMENT DATED AS OF NOVEMBER 30, 2004

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION
AGREEMENT (this "AMENDMENT") is entered into as of the 30th day of November, 2004, by and between The Advisors' Inner Circle Fund II, a Massachusetts business trust (the "Trust"), on behalf of Champlain Small Company Fund, a proprietary mutual fund complex (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEX GFS"). For purposes of this Amendment, Champlain Investment Partners, LLC, adviser of the Fund Complex, shall be referred to as the "ADVISOR."

         WHEREAS, The Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

         WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment I to this Amendment.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

         5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.


                                   [Signature Page Follows]

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                                  ATTACHMENT 1

                          CHAMPLAIN SMALL COMPANY FUND

                                  SCHEDULE TO
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                         DATED AS OF NOVEMBER 12, 2002
                                    BETWEEN
                THE ADVISORS' INNER CIRCLE FUND II, ON BEHALF OF
                         CRAMPLAIN SMALL COMPANY FUND,
                                      AND
                     SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUND(S):                         Champlain Small Company Fund

FEES: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual
                                 Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:                 0.10% of the first $250,000,000 of the Fund Complex's
                                 average daily net assets;
                                 0.08% on the next $250,000,000 of the Fund Complex's
                                 average daily net assets; and
                                 0.06% on average daily net assets of the Fund Complex in
                                 excess of $500,000,000.

ANNUAL MINIMUM FEE:              The Annual Minimum Fee for the Fund Complex during
                                 the first year of fund operations shall be $75,198.
                                 Thereafter, the Fund Complex will be subject to an Annual
                                 Minimum Fee of $100,000, provided that the Fund
                                 Complex has one portfolio. In addition, the Annual
                                 Minimum Fee shall be increased by $100,000, allocable
                                 among all of the portfolios, for each additional portfolio established after the date hereof; and $15,000, allocable
                                 among all of the portfolios, for each additional class of
                                 shares established after the date hereof.

OUT-OF-POCKET EXPENSES:          The Fund Complex will reimburse Administrator for its
                                 reasonable out-of-pocket expenses incurred in connection
                                 with the performance of services under the Agreement,
                                 including, but not limited to travel, lodging, meals,
                                 telephone charges, faxes, delivery costs, photocopies and
                                 other similar expenses.

OPERATIONAL AUTOMATION:           A critical component of Administrator's services is
                                  portfolio valuations. Trade ticket ("TRADENET") and
                                  automated custody reconciliation ("AUTOMATED CUSTODY
                                  RECONCILIATION") between fund advisers and Administrator
                                  is critical to high quality service. Accordingly,
                                  Administrator and the Fund Complex agree to use best
                                  efforts to implement TradeNet and Automated Custody
                                  Reconciliation as soon as practicable after the Fund
                                  Complex's establishment in the Trust.

TERM:                             Contract term is three years, beginning as of the first date on which the Fund Complex becomes a portfolio of the
                                  Trust, and thereafter shall automatically renew for
                                  successive one-year terms unless terminated by any party
                                  giving written notice of non-renewal to the other party
                                  hereto at least ninety days prior to the last day of the then current term. The Fund Complex will not be held
                                  responsible for any remaining term of the contract in the
                                  event of a liquidation of all Fund assets prior to expiration of this agreement.

ASSUMPTIONS:                      The distribution services provided to the Fund Complex
                                  shall not include broker-dealer support services. The
                                  Advisor will be responsible for providing such services to the Fund Complex.

                                  This fee schedule, with stated terms, applies only to the Fund Complex listed above for the agreed upon term. Any additional funds or classes must be negotiated as a separate fee arrangement.

         IN WITNESS WHEREOF, The parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         THE ADVISORS' INNER CIRCLE FUND II,
         ON BEHALF OF CHAMPLAIN SMALL COMPANY FUND


         BY:  /s/ JAMES NDIAYE
            ______________________________________
             Name:  James Ndiaye
             Title: Vice President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY:  /s/ STEPHEN G. MEYER
            ______________________________________
             Name:  Stephen G. Meyer
             Title: Executive Vice President


         AGREED TO AND ACCEPTED BY:
         CHAMPLAIN SMALL COMPANY FUND
         By. Champlain Investment Partners, LLC, its Advisor

         BY:  /s/ JUDITH O'CONNELL
            ______________________________________
             Name:  Judith W. O'Connell
             Title: Managing Partner